Exhibit 23.2

                   [letterhead of William L. Butcher, CPA]


January 27, 2000

FOODVISION.COM, INC.
2152 NW Parkway
Suite K
Marietta, Georgia 30067

RE:     FOODVISION.COM, INC.
        Letter pursuant to Regulation S-B for Form 10-SB/A
        I.R.S. EIN # 58-2466626

Dear Sirs:

This firm audited the financial statements for Sunmark Industries I, Inc. (now FOODVISION.COM, INC) for the year ended December 31, 1997. This firm consents to the inclusion of the above-described audited financial statements, and its opinion thereon, in said Form 10-SB/A.

Sincerely,

William L. Butcher CPA